Exhibit 99.1

Iveric Bio Announces Pricing of Upsized Public Offering of Common Stock

NEW YORK, NY, October 21, 2021 – IVERIC bio, Inc. (Nasdaq: ISEE) (the “Company”), today announced the pricing of an upsized underwritten public offering of 9,000,000 shares of its common stock at a price to the public of $16.75 per share, less underwriting discounts and commissions. In addition, in connection with the offering, the Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 1,350,000 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares are being offered by the Company.

The gross proceeds from the offering are expected to be approximately $150.8 million, before underwriting discounts and commissions and offering expenses payable by the Company, and without giving effect to any exercise by the underwriters of their option to purchase additional shares.

Morgan Stanley, Cowen, Stifel and Credit Suisse are acting as the book-running managers for the offering. The offering is expected to close on or about October 26, 2021, subject to customary closing conditions.

The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of an automatically effective registration statement. A final prospectus supplement related to the offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting: Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department, or by telephone: 1-866-718-1649; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by emailing PostSaleManualRequests@broadridge.com, or by telephone: (833) 297-2926; Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: Prospectus Department, or by emailing syndprospectus@stifel.com, or by telephone: (415) 364-2720; or Credit Suisse Securities (USA) LLC, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Attn: Prospectus Department, or by emailing usa.prospectus@credit-suisse.com, or by telephone: (800) 221-1037.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iveric Bio

Iveric Bio is a science-driven biopharmaceutical company focused on the discovery and development of novel treatments for retinal diseases with significant unmet medical needs. The Company is committed to having a positive impact on patients’ lives by delivering high-quality, safe and effective treatments designed to address debilitating retina diseases including all stages of age-related macular degeneration.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “future”, “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the potential completion of the offering, satisfaction of customary closing conditions related to the offering, those related to expectations for regulatory matters, the progression and duration of the COVID-19 pandemic and responsive measures thereto and related effects on the Company’s research and development programs, operations and financial position, the initiation and the progress of research and development programs and clinical trials, including enrollment and retention in clinical trials, availability of data from these programs, reliance on clinical trial sites, contract research organizations and other third parties, establishment of manufacturing capabilities, developments from the Company’s competitors and the marketplace for its products, need for additional financing and negotiation and consummation of business development transactions, whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timelines, and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement and the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

ISEE-G

Investors:
Iveric Bio
Kathy Galante, 212-845-8231
Senior Vice President, Investor Relations
kathy.galante@ivericbio.com

or

Media:
SmithSolve
Alex Van Rees, 973-442-1555 ext. 111
alex.vanrees@smithsolve.com